Ex-99.23.i
THOMPSON         BRUSSELS    CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    WASHINGTON, D.C.
         HINE

February 8, 2008

The Gateway Trust
3805 Edwards Road
Suite 600
Cincinnati, Ohio 45209

Re: The Gateway Trust, File Nos. 2-59895 and 811-02773

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 37 to The Gateway Trust Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 44 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP